Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated May 22, 2026, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of 8x8, Inc. on Form 10-K for the year ended March 31, 2026. We consent to the incorporation by reference of said reports in the Registration Statements of 8x8, Inc. on Forms S-8 (File No. 333-30943, File No. 333-15627, File No. 333-50519, File No. 333-66296, File No. 333-90172, File No. 333-118642, File No. 333-126337, File No. 333-137599, File No. 333-183597, File No. 333-189452, File No. 333-196275, File No. 333-198012, File No. 333-204583, File No. 333-212163, File No. 333-213032, File No. 333-218472, File No. 333-221290, File No. 333-225388, File No. 333-226879, File No. 333-231670, File No. 333-233458, File No. 333-238572, File No. 333-249757, File No. 333-251489, File No. 333-262510, File No. 333-266171, File No. 333-272218, File No. 333-276829, File No. 333-281756, File No. 333-284709, File No. 333-289224).

/s/ Grant Thornton LLP

Bellevue, Washington
May 22, 2026